Exhibit 24.1
LIMITED POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that, in connection with that certain Registration Rights Agreement, dated as of July 18, 2007, by and among Dynavax Technologies Corporation (the “Company”), Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Deerfield Partners, L.P. and Deerfield International Limited, the Company has obligations to file registration statements on Form S-3 from time to time (each a “Deerfield Registration Statement”), and each person whose signature appears below constitutes and appoints Dino Dina, M.D. and Deborah A. Smeltzer, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power as hereinafter described on behalf of and in the name, place and stead of the undersigned:
          (1) to sign any Deerfield Registration Statement and all amendments (including post-effective amendments) to any Deerfield Registration Statement;
          (2) to sign any registration statement for the same offering or for resale covered by a Deerfield Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933; and
          (3) to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
          This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of date opposite his or her name.

Date:	November 7, 2007	/s/ Dino Dina, M.D.

Dino Dina M.D.

Date:	November 7, 2007	/s/ Deborah A. Smeltzer

Deborah A. Smeltzer

Date:	November 7, 2007	/s/ Arnold L. Oronsky, Ph. D.

Arnold L. Oronsky, Ph.D.

Date:	November 7, 2007	/s/ Nancy L. Buc

Nancy L. Buc

Date:	November 7, 2007	/s/ Dennis A. Carson, M.D.

Dennis A. Carson, M.D.

Date:	November 7, 2007	/s/ Denise M. Gilbert, Ph.D.

Denise M. Gilbert, Ph.D.

Date:	November 7, 2007	/s/ David M. Lawrence, M.D.

David M. Lawrence, M.D.

Date:

Peggy V. Phillips

Date:	November 5, 2007	/s/ Stanley A. Plotkin, M.D.

Stanley A. Plotkin, M.D.